UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): March 5, 2019
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VICI Properties Inc.
(Exact Name of Registrant as Specified in its Charter)
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Maryland	001-38372	81-4177147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
430 Park Avenue, 8th Floor
New York, New York 10022
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (646) 949-4631
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On March 5, 2019, Eugene I. Davis informed VICI Properties Inc., a Maryland corporation (the “Company”), that he will not stand for reelection to the Board of Directors at the Company’s 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”), which is scheduled to be held on April 30, 2019, due to increased outside board and other professional commitments. Mr. Davis will continue to serve as a director (including in his capacity as Chairman of the Audit & Finance Committee and member of the Compensation Committee) through the remainder of his current term, which ends at the 2019 Annual Meeting. Mr. Davis’ decision not to stand for reelection was not the result of any disagreement with the Company, its management or the Board of Directors, or with respect to any matter relating to the Company’s operations, policies or practices.
In making his decision, Mr. Davis informed the Company that it has been his pleasure to serve as a director of the Company since its formation in October 2017 and stated that he is “leaving a very engaged and hard-working management team and board with a strong commitment to building the highest quality and most productive experiential real estate portfolio.” The Company and the Board of Directors thank Mr. Davis for his valuable contributions to the Company and wish him the very best in his future endeavors.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICI PROPERTIES INC.
Date: March 7, 2019	By:	/s/ SAMANTHA S. GALLAGHER
Samantha S. Gallagher
Executive Vice President, General Counsel and Secretary